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                                                                  EXHIBIT 10.7



CONFIDENTIAL
------------

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered as of the date set forth on the signature page of this Agreement by and between ClearLogic Inc., (the "Company") having its principal address 41 S. Haddon Ave, Haddonfield NJ 08033 and the investor whose name appears at the end of this Agreement ("Purchaser").

                                    RECITALS

         The Company wishes to obtain additional financing and desires to provide such financing through the sale of certain promissory notes being privately offered hereby. Purchaser is willing to provide the financing by purchasing the promissory notes.

         NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

1. Sale and Purchase of Promissory Notes.
   --------------------------------------

         Subject to the terms and conditions herein, on the Closing Date, as defined in Section 4 hereof, the Company agrees to issue and sell, and the Purchaser agrees to purchase, that amount of promissory notes (the Note or "Notes") as are indicated on the last page of this Agreement. The notes will be sold in minimum amounts of $25,000 (the "Purchase Price"). However, the Company may in its sole discretion offer Notes at a lower minimum purchase amount.

         For each dollar amount advanced to the Company, the Purchaser will receive a warrant (the Warrant or Warrants) to purchase Common Stock.

2. Terms of Notes and Warrants.
   ----------------------------

         The Notes shall be for a term of eighteen months. Interest on the Notes shall be eight (8%) per cent per year. Interest and principle shall be payable at maturity. The Notes will be convertible at the Purchaser's option into whatever securities the Company issues in an offering of $500,000 or more.


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         The Warrants provide that the holder may exercise them at anytime for a four-year period. The exercise price is $1.00 per share. The Warrants will contain standard piggy-back registration rights.

3. Notes Offered In A Private Placement Transaction.
   -------------------------------------------------

         The Notes are to be offered to a number of sophisticated and accredited investors as part of a private offering transaction (the "Private Offering").

         The Company is offering a total of $200,000 in Notes.

         The Notes are being offered on a "best efforts" basis with no minimum amount to be sold.

4. Binding Effect of Securities Purchase Agreement: The Closing.
   -------------------------------------------------------------

         The Notes are being offered and sold pursuant to this Securities Purchase Agreement. This Agreement shall be executed by the Purchaser and accompanied by wire transfer or bank check in federal funds (U.S.) or personal check payable to "ClearLogic, Inc.

         This Securities Purchase Agreement shall not be binding on the Company unless and until the Company has accepted the offer represented by an executed signature page at the end hereof. The Company may accept or reject this Securities Purchase Agreement in the Company's sole discretion if the Purchaser does not meet the suitability standards established herein or for any other reason. In the event the Company rejects this Agreement, the Purchaser's funds will be promptly returned without deduction of any costs and without interest.

5. Delivery by the Company.
   ------------------------

         The Company shall deliver the Notes and the Warrants to the Purchaser at the Closing as defined below:


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         Subject to the conditions set forth below, this offering will close no later June 15, 1999 however, the Company has the sole right to extend the closing date for thirty (30) additional days (the "Closing").

6. Representations and Warranties of the Purchaser.
   ------------------------------------------------

         The Purchaser represents and warrants to the Company as follows:

         Access to Information. Purchaser has had access to all material and relevant information concerning the Company, its management, financial condition, capitalization, properties and prospects necessary to enable Purchaser to make an informed investment decision with respect to an investment in the Notes. Purchaser has been provided with the Company's Business Plan dated April 1999. Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, and to obtain additional information from the Company or its representatives concerning the terms and conditions of the acquisition of the Notes and the present and proposed business and financial condition of the Company and has had all such questions answered to its satisfaction and has been supplied all information requested.

         Financial Matters and Sophistication. Purchaser has such knowledge and experience in business and financial matters, such that it is capable of evaluating the merits and risks of purchasing the Notes. Purchaser represents that it is (i) an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities and Exchange Act of 1933, as amended (the "1933 Act") and if the Purchaser is an individual, by virtue of having a net worth in excess of $ 1,000,000 or an individual income in excess of $200,000 in 1997 and 1998; or joint income with his or her spouse in excess of $300,000 in 1997 and 1998; and reasonably expects an income in excess of, or no less than that, in 1999; and, (ii) that it is capable of assuming the risk of investing in the Notes.

         Investment Intent. (1) Purchaser is acquiring the Notes for its own account and not on behalf of any other person; (ii) Purchaser is acquiring the Notes for investment purpose only and not with a view to distribution or with the intent to divide its participation with others by reselling or otherwise distributing the Notes; and (iii) Purchaser will not sell the Notes without registration under the 1933 Act and any applicable state securities laws, or


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unless the Company receives an opinion of counsel reasonably acceptable to it
(as to both counsel and the opinion) to the effect that such registration is not necessary.

7. Understanding of Investment Risks.
   ----------------------------------

         Purchaser understands that the Notes represent a highly speculative investment, involving a high degree of risk. An investment in the Notes should not be made by a Purchaser who cannot afford the loss of their entire Purchase Price, The Purchaser acknowledges that the securities offered hereby have not been approved or disapproved by the Securities and Exchange Commission, or any state securities commissions, nor has the Commission, passed upon the adequacy or accuracy of this Securities Purchase Agreement or any exhibit hereof. Prior to making an investment in the Notes, the Purchaser should fully consider, among other things, the following:

         Use of Proceeds. The amount that will be raised in this offering is $200,000. The proceeds to be realized upon the sale of the Notes will be used for working capital purposes, including the payment of accounts payable. At least fifty (50%) percent of the proceeds will be used for marketing purposes. Funds realized from the sale of Notes will not be set aside or reserved, but rather will be deployed immediately.

         Lack of Operating Profits; Dependence upon increase sales. To date, the Company has not generated positive cash flow or earned operating profits and expects to continue to incur losses for the immediate future. The Company's success depends to a large extent upon its ability to commercially sell its products and services. To the extent that the Company does not generate positive cash flow from sales and continues to incur losses in the future, there can be no assurance that the Company can continue to operate as a going concern.

         Need for Additional Funding. The funds to be raised in this offering are only expected to provide the Company with operating capital for a 3 to 4 month period. It is the Company's intention to seek additional funding of approximately two million dollars.

8. Understanding of Nature of Securities.
   --------------------------------------

         Purchaser understands that the Notes, Warrants and the Common Stock underlying the Warrants (collectively the Securities) have not been registered under the 1933 Act or any state securities laws and are


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being issued and sold in reliance upon certain of the exemptions contained in the 1933 Act and under applicable state securities laws.

         The Securities are "restricted securities" as that term is defined in Rule 144 promulgated under the 1933 Act.

         The Securities cannot be sold or transferred without registration under the 1933 Act and applicable state securities laws, or unless the Company receives an opinion of counsel reasonably acceptable to it (as to both counsel and the opinion) that such registration is not necessary.

         There is no public market for the Securities.

         The Securities and any certificates issued in replacement therefor shall bear the following legends, in addition to any other legend required by law or otherwise:

           The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities represented by this certificate have been taken by the registered owner for investment, and without a view to resale or distribution thereof, and may not be transferred or disposed of without an opinion of counsel satisfactory to the issuer that such transfer or disposition does not violate the Securities Act of 1933, as amended, or the rules and regulations thereunder."

         Only the Company can register the Securities under the 1933 Act and applicable state securities laws.

         The Company may, from time to time, make stop transfer notations in its transfer records to ensure compliance with the 1933 Act.

9. Warranties and Representations of the Company.
   ----------------------------------------------

         The Company represents and warrants to Purchaser as follows:



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         Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of New Jersey, with adequate power and authority to conduct the business in which it is now engaged and has the corporate power and authority to enter into this Agreement, and is in good standing in such other states or jurisdictions as is necessary to enable it to carry on its business;

         Corporate Power and Authority. The execution and delivery of this Agreement and the transaction contemplated hereby has been duly authorized by the Company's Board of Directors. No other corporate act or proceeding on the part of the Company is necessary to authorize this Agreement or the consummation of the transaction contemplated hereby. When duly executed and delivered by the parties hereto, this Agreement will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms; and

         Securities. All Securities have been duly authorized and, upon issuance and sale pursuant to the terms of this Agreement, will have been validly issued fully paid and nonassessable and will be free and clear of all liens, claims and encumbrances.

10. Notices.
    --------

         All notices, requests, consents or other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed first class postage prepaid, registered or certified mail, to the following addresses:

If to the Company:

                           ClearLogic, Inc.
                           41 S. Haddon Ave
                           Haddonfield, NJ 08033

                           Attention: President

In the case of Purchaser:

          To the address set forth at the end of this Agreement or to such other addresses as may be specified in accordance herewith from time to time. Such notices and other communications shall for all purposes of


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          this Agreement be treated as being effective upon being delivered personally or overnight courier or, if sent by mail, five days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed as set forth above, and postage prepaid.

11. Survival of Representations and Warranties.
    -------------------------------------------

         Representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale and purchase or exchange of the Note in payment therefor.

12. Parties in Interest.
    --------------------

         All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, provided that this Agreement and the interests herein may not be assigned by either party without the express written consent of the other party.

13. Reference to Currency.
    ----------------------

         All references within this Agreement to dollars, funds or any other financial measures shall be interpreted to mean U.S. dollars.

14. Governing Law.
    --------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

15. Sections and Other Headings.
    ----------------------------

         The section and other headings contained in this Agreement are for the convenience of reference only, and do not constitute part of this Agreement or otherwise affect any of the provisions hereof.

16. Counterpart Signatures.
    -----------------------

         This Agreement may be signed in counterpart and all counterparts together shall become effective only when the counterpart (s) have been executed and delivered by and on behalf of the Company and the Purchaser.




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IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed by their duly authorized representatives.


                                          Purchaser


                                          By: __________________________________
                                              Name (Please Print)


Dated: ______________                     ______________________________________
                                          Name (Signature)

                                          Residence of Purchaser:

                                          ______________________________________

                                          ______________________________________

                                          Social Security No.___________________



$____________________
 Dollar amount
 of Notes purchased.


 Attest:                                  Agreed and Accepted

                                            by ClearLogic, Inc.


______________________                    By: __________________________________
Secretary                                     (An Authorized Executive Officer)